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[HUBBELL LOGO]

               Date:         April 26, 2002               NEWS RELEASE

               For Release:  IMMEDIATELY
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                                                          HUBBELL INCORPORATED
                                                          584 Derby-Milford Road
                                                          P. O. Box 549
                                                          Orange, CT  06477
                                                          203-799-4100

               Contact:      Thomas R. Conlin




                          HUBBELL COMPLETES ACQUISITION

                              OF USI LIGHTING GROUP


ORANGE, CT. (April 26, 2002) -- Hubbell Incorporated (NYSE: HUBA, HUBB) today announced the completion of its acquisition of LCA Group, Inc., the domestic lighting division of U.S. Industries, Inc., (NYSE: USI). The purchase price was $250 million in cash subject to adjustment based on certain circumstances.

The newly acquired operations manufacture a comprehensive range of indoor and outdoor lighting products for industrial, commercial, institutional, and residential markets. The group has major manufacturing facilities in six states and multiple distribution centers strategically located throughout the United States. In combination with the Company's existing operations serving the same end-markets, Hubbell's lighting businesses will generate annual sales in excess of $800 million.


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"We are excited about the tremendous opportunity that this addition brings to
Hubbell," said Tim Powers, President and Chief Executive Officer. "It is an ideal acquisition in every detail:

      - A perfect fit to our strategic objective of larger acquisitions affording rapid integration into Hubbell's core businesses,

      - It is immediately accretive to earnings beginning today even before operating synergies are achieved,

      - It adds complementary product lines with minimal overlap that moves Hubbell into the top tier of U.S. lighting fixture suppliers,

      - And, of equal importance, Hubbell has gained a skilled, results-oriented management team, in-place, and ready to move forward."

The new Hubbell Lighting is one of the largest lighting product manufacturers in North America. Its portfolio of prominent brand names comprises a product offering second-to-none in the industry. These include:

ALERA LIGHTING:

      Specification grade commercial and institutional architectural fluorescent fixtures for offices, schools, and airports.


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AAL (ARCHITECTURAL AREA LIGHTING):

      Flood lights, step lights, sconces, bollards, poles and mounting arms in period, contemporary and customer designs for commercial and industrial applications.

CHALMIT:

      Fixtures and components for harsh and hazardous locations.

COLUMBIA:

      Specification and commercial grade fluorescent fixtures for commercial and industrial applications.

DEVINE:

      Decorative and durable outdoor luminaries including the broadest step light and walkway offering in the industry.

DUAL-LITE:

      Commercial and industrial safety products including exit signage, emergency lighting, and control AC inverter systems.

HUBBELL:

      Multiple product lines for down, track, and emergency lighting, lighting controls, and components for industrial, commercial, and residential markets.

HUBBELL ENTERTAINMENT:

      Specialized luminaries for stage, arena, and concert facilities.

KILLARK:

      Standard application and harsh and hazardous location fixtures for industrial and commercial applications.

KIM:


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      Outdoor area and architectural fixtures combining custom design, high performance optics, and elegant styling for area, roadway, pedestrian and landscape lighting.

PRESCOLITE:

      Recessed and surface mounted down lights and track lighting for commercial and residential markets.

PROGRESS:

      Residential and light commercial decorative fixtures including chandeliers, hall and foyer, sconces, track, recessed and outdoor and landscape lighting.

SECURITY:

      Outdoor and indoor area and building lighting fixtures specially designed for commercial and retail facilities.

SPAULDING:

      Outdoor and indoor lighting for commercial applications such as shopping malls, automobile dealerships, quick service restaurants and convenience stores.

SPORTSLITER SOLUTIONS:

      The most complete sports lighting product package in the industry for indoor/outdoor sports, parks, and recreation facilities.

STERNER:

      The premium name in specification grade and custom designs for flood and area lighting, sports and arenas.


"We expect to achieve substantial success with this acquisition," Powers added. "Our growth objective is to expand in Hubbell's core businesses where we can leverage our market position and experience. This addition is a prime example. Hubbell Lighting now brings to the market one of


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the broadest lines of lighting products and a portfolio of prominent brand names that will bring benefits to distributors, end-users, and to Hubbell."

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as "should", "expect", "might result", and others. Such forward-looking statements involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include: achieving sales levels to fulfill revenue expectations; unexpected costs or charges, certain of which may be outside the control of the Company; general economic and business conditions; competition; and the extent to which Hubbell is able to achieve savings from its restructuring plans and the impact of acquisitions.

Hubbell Incorporated is an international manufacturer of quality electrical and electronic products for commercial, industrial, utility, and telecommunications markets. Hubbell Incorporated


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operates manufacturing facilities in North America, Puerto Rico, Mexico, Italy,
Switzerland, and the United Kingdom, participates in a joint venture in Taiwan, and maintains sales offices in Singapore, Hong Kong, South Korea, People's Republic of China, and the Middle East. The corporate headquarters is located in Orange, CT.

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